
<ARTICLE> 7
<LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               SEP-30-1995
<DEBT-HELD-FOR-SALE>                     2,338,778,440
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                               2,684,397,387
<MORTGAGE>                                   5,572,693
<REAL-ESTATE>                               15,505,556
<TOTAL-INVEST>                           5,063,017,177<F1>
<CASH>                                      38,877,201
<RECOVER-REINSURE>                           1,064,896
<DEFERRED-ACQUISITION>                     118,119,217
<TOTAL-ASSETS>                           5,656,653,726
<POLICY-LOSSES>                          2,048,474,294<F2>
<UNEARNED-PREMIUMS>                        406,540,218
<POLICY-OTHER>                              47,603,012<F2>
<POLICY-HOLDER-FUNDS>                        6,178,324
<NOTES-PAYABLE>                            277,649,310<F3>
<COMMON>                                   104,120,301<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                               2,289,090,419<F4>
<TOTAL-LIABILITY-AND-EQUITY>             5,656,653,726
<PREMIUMS>                                 973,697,136
<INVESTMENT-INCOME>                        223,550,773
<INVESTMENT-GAINS>                          31,303,394
<OTHER-INCOME>                               7,816,844
<BENEFITS>                                 712,086,070
<UNDERWRITING-AMORTIZATION>                 57,578,110<F5>
<UNDERWRITING-OTHER>                       236,278,319<F5>
<INCOME-PRETAX>                            230,425,648
<INCOME-TAX>                                53,437,569
<INCOME-CONTINUING>                        176,988,079
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               176,988,079
<EPS-PRIMARY>                                     3.26
<EPS-DILUTED>                                     3.26
<RESERVE-OPEN>                           1,510,150,293<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                          1,655,907,887<F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1>Equals the sum of Fixed Maturities, Equity Securities and other Invested Assets
<F2>Equals the sum of Life Policy Reserves and Losses and Loss Expenses Less the
Life Company Liability for Supplementary Contracts without Contingencies of
$2,765,185 which is classified as Other Policyholder Funds
<F3>Equals the sum of Notes Payable and the 5-1/2% Convertible Senior Debenture
<F4>Equals the Total Shareholders Equity
<F5>Equals the Sum of Commissions, Other Operating Expenses, Taxes Licenses and
Fees, Increase in deferred acquisition costs, Interest expenses other expenses
<F6>Equals the reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of December 31, 1994
<F7>Equals the reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of September 30, 1995

